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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                         Date of Report: March 22, 1999
                        (Date of earliest event reported)


                             AVANIR PHARMACEUTICALS
             (Exact name of registrant as specified in its charter)


                                   CALIFORNIA
                 (State or other jurisdiction of incorporation)


            0-18734                                     33-0314804
   (Commission File Number)                 (IRS Employer Identification No.)


       9393 Towne Centre Drive, Suite 200, San Diego, California 92121
               (Address of principal executive offices)        (Zip code)


                                 (619) 558-0364
               (Registrants telephone number, including area code)



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Item 5.  OTHER EVENTS

        On March 22, 1999, AVANIR Pharmaceuticals (the "Company") entered into a letter amendment (the "Letter Amendment") to the Class A Common Stock Investment Agreement, dated as of January 22, 1999 (the "Equity Line Agreement"), which agreement allows the Company to access potentially up to $10 million in equity line financing over a two-year period through sales of its Class A Common Stock to a New York City-based private investment firm (the "Investor"). The Letter Amendment amends the Equity Line Agreement (and related Registration Rights Agreement) to provide, among others, the following terms:

1. The Letter Amendment adjusts certain time periods during which the Company can sell shares of its Class A Common Stock to the Investor under the equity line.

2. Under the Equity Line Agreement, the Investor cannot own more than 4.99% of the total outstanding shares of the Company's Class A Common Stock at any one time; the Letter Amendment includes in this share calculation shares of Class A Common Stock acquired by any affiliate of the Investor pursuant to the Company's Series D Convertible Preferred Stock financing (the "Preferred Stock Financing").

3. If any shares of the Company's Series D Convertible Preferred Stock are outstanding or if certain shares of the Company's Series D Convertible Preferred Stock are issuable under the Preferred Stock Financing, then the Company must obtain the approval of its shareholders to issue (i) all of the shares of Class A Common Stock under the Equity Line Agreement and (ii) all of the securities in connection with the Preferred Stock Financing.

4. The Equity Line Agreement automatically terminates upon the earlier of (i) when the Investor has purchased an aggregate of $10,000,000 in shares of Class A Common Stock (excluding the Investor's $3,000,000 option), (ii) the date that is 24 months after the effective date of the related registration statement or (iii) 30 months (rather than 27 months) after January 22, 1999, the date of the Equity Line Agreement.


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5.  The Letter Amendment extends the Company's deadline for filing a registration statement covering the shares of Class A Common Stock to be issued under the Equity Line Agreement until August 15, 1999.

        Additional information relating to the equity line financing is incorporated by reference herein to (i) the Letter Amendment attached hereto as
Exhibit 10.1 and (ii) the Equity Line Agreement attached as an exhibit to the Company's Current Report on Form 8-K filed with the Commission on January 25, 1999.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (c)     Exhibits

                (i) Exhibit 10.1 - Letter Amendment to Class A Common Stock Investment Agreement dated March 22, 1999


                                   SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            AVANIR PHARMACEUTICALS

Date:  April 1, 1999                        By:\s\Gregory P. Hanson
                                            -----------------------
                                            Gregory P. Hanson
                                            Vice President, Finance and
                                            Chief Financial Officer